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EXHIBIT 99.1

                   LIST OF INVESTORS TO BE ISSUED COMMON STOCK

                          Principal Amount
                          of Promissory Note
                          (Conversion Rate at
Investor Name             FMV of $0.03/share)                       Shares

Jason S. Coombs               $150,000.00                          5,000,000
Michael P. Bringle            $ 45,000.00                          1,500,000
Oliver Lavery                 $ 22,500.00                            750,000
Cheryl Travers                $  6,000.00                            200,000
Teresa D. Hunter              $ 30,000.00                          1,000,000
Michael S. Barker             $ 12,000.00                            400,000
Ashwin Rangan                 $  7,500.00                            250,000
John Pironti                  $  9,000.00                            300,000
Sunil Misra                   $  9,000.00                            300,000
Jack Grubman                  $ 12,000.00                            400,000
Benny Lorenzo                 $  9,000.00                            300,000
Christopher A. Wilson         $  9,000.00                            300,000
Brian Weiss                   $ 15,000.00                            500,000
Hugh Cochrane                 $ 12,000.00                            400,000
Christine M. Hokans           $ 15,000.00                            500,000
Jorge Monasterio              $  2,400.00                             80,000
Ted Coombs                    $ 15,000.00                            500,000
Falcon Capital Partners       $ 30,000.00                          1,000,000
Roth Capital Partners         $  9,000.00                            300,000
Amit Yoran                    $ 15,000.00                            500,000
Erich Baumgartner             $ 15,000.00                            500,000
Chris Harano                  $ 12,000.00                            400,000

Total                         $461,400.00                         15,380,000